Franklin Auto Trust 1998-1
Monthly Servicing Report

Collection Period:                           October 1998
Distribution Date:                      November 16, 1998
Number of Days in Distribution Period:                 30


Section I.   Original Deal Parameters

A.  Original Portfolio
                                                                     Principal Weighted Average
                                                           ---------------------------------------------------
                              Number of      Principal     Coupon (WAC)    Original     Remaining    Seasoning
                              Contracts      Balance                        Term         Term        (Months)
                                                                           (Months)     (Months)
                             --------------------------------------------------------------------------------
i.   Prime Loans                7,160      78,430,885.03       9.68%        62.45         45.10       17.36
ii.  Non-Prime Loans            5,194      45,967,290.63      13.83%        63.18         39.53       23.65
iii. Sub-Prime Loans              924       6,996,314.98      18.77%        58.47         39.66       18.81
iv.  Total Loans               13,278     131,394,490.64      11.62%        62.49         42.86       19.63


B.   Bonds Issued
                                Original                  Legal Final
                                Principal      Coupon      Maturity      CUSIP
                                Balance
                              --------------------------------------------------

i.   Class A-1 Notes          109,000,000.00    5.50%      1/15/02     35242RAA2
ii.  Class A-2 Notes           22,394,000.00    5.65%      1/15/06     35242RAB0

C.   Spread Account

i.   Initial Cash Deposit                     1,313,945.00
ii.  Spread Account Floor Amount              2,627,890.00
iii. Specified Spread Account Amount             6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount              12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment      6,569,725.00


Section II.  Deal Status as of Previous Distribution Date

A.   Portfolio
                                                                     Principal Weighted Average
                                                           ---------------------------------------------------
                              Number of      Principal     Coupon          Original     Remaining    Seasoning
                              Contracts      Balance        (WAC)            Term         Term        (Months)
                                                                           (Months)     (Months)
                             --------------------------------------------------------------------------------
i.   Prime Loans                7,056      75,586,623.62       9.68%        62.49         44.38       18.11
ii.  Non-Prime Loans            5,098      44,023,866.65      13.86%        63.21         38.96       24.25
iii. Sub-Prime Loans              906       6,707,571.62      18.82%        58.53         39.12       19.41
iv.  Total Loans               13,060     126,318,061.89      11.62%        62.53         42.21       20.32


B.   Bonds Outstanding
                                     Principal       Unpaid Interest
                                      Balance        Shortfall Amount
                                  ---------------------------------------

i.   Class A-1 Notes               103,924,061.89          0.00
ii.  Class A-2 Notes                22,394,000.00          0.00


C.   Spread Account
i.   Spread Account Cash Balance     1,808,303.92
ii.  Payment Provider Commitment     5,770,779.79


D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall              0.00
ii.  Surety Fee Shortfall                      0.00
iii. Unreimbursed Surety Draws                 0.00
iv.  Unreimbursed Insurer Optional Deposit     0.00
v.   Excess Servicing Fee Shortfall            0.00



Section II.  Deal Status as of Previous Distribution Date

E.   Delinquencies in Period
                                                                                                   Charge
                                   30-59         60-89        90-119        120+      Repo        Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Principal Balance
i.   Prime Loans                104,087.92        0.00          0.00         0.00     10,641.81      0.00
ii.  Non-Prime Loans            459,400.84        0.00          0.00         0.00     42,844.24      0.00
iii. Sub-Prime Loans             78,939.02        0.00          0.00         0.00     18,555.71      0.00
iv.  Total Loans                642,427.78        0.00          0.00         0.00     72,041.76      0.00



                                                                                                   Charge
                                   30-59         60-89        90-119        120+      Repo        Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
i.   Prime Loans                      9           0             0            0             1         0
ii.  Non-Prime Loans                 51           0             0            0             4         0
iii. Sub-Prime Loans                 12           0             0            0             2         0
iv.  Total Loans                     72           0             0            0             7         0



                                                                                                    Charge
                                   30-59         60-89        90-119        120+      Repo         Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Principal Balance as a % of End of Month Balance

i.   Prime Loans                   0.14%          0.00%         0.00%        0.00%      0.01%        0.00%
ii.  Non-Prime Loans               1.04%          0.00%         0.00%        0.00%      0.10%        0.00%
iii. Sub-Prime Loans               1.18%          0.00%         0.00%        0.00%      0.28%        0.00%
iv.  Total Loans                   0.51%          0.00%         0.00%        0.00%      0.06%        0.00%



                                                                                                   Charge
                                    30-59         60-89        90-119        120+      Repo        Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Number of Contracts as a % of Previous Number

i.   Prime Loans                   0.13%          0.00%         0.00%        0.00%      0.01%        0.00%
ii.  Non-Prime Loans               1.00%          0.00%         0.00%        0.00%      0.08%        0.00%
iii. Sub-Prime Loans               1.32%          0.00%         0.00%        0.00%      0.22%        0.00%
iv.  Total Loans                   0.55%          0.00%         0.00%        0.00%      0.05%        0.00%

Section III.  Collection Period Activity and Current Status

A.   Portfolio
                                                                     Principal Weighted Average
                                                           ---------------------------------------------------
                              Number of      Principal     Coupon (WAC)    Original     Remaining    Seasoning
                              Contracts      Balance                        Term         Term        (Months)
                                                                           (Months)     (Months)
                             ---------------------------------------------------------------------------------
i.   Prime Loans                6,926      72,520,095.98       9.69%        62.55         43.63       18.91
ii.  Non-Prime Loans            5,000      42,056,335.72      13.90%        63.22         38.34       24.88
iii. Sub-Prime Loans              892       6,428,412.30      18.85%        58.57         38.47       20.10
iv.  Total Loans               12,818     121,004,844.00      11.64%        62.57         41.52       21.05

B.   Delinquencies in Period

                                                                                                   Charge
                                   30-59         60-89        90-119        120+      Repo        Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Principal Balance
i.   Prime Loans                175,293.82     17,586.65        0.00        0.00       18,962.67    13,987.31
ii.  Non-Prime Loans            598,406.38     91,256.92    8,129.68        0.00       80,003.40         0.00
iii. Sub-Prime Loans             97,539.12     41,501.49        0.00        0.00       25,906.80         0.00
iv.  Total Loans                871,239.32    150,345.06    8,129.68        0.00      124,872.87    13,987.31

                                                                                                   Charge
                                   30-59         60-89        90-119        120+      Repo        Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                     19            2           0            0            3             1
ii.  Non-Prime Loans                 73           10           1            0            9             0
iii. Sub-Prime Loans                 17            6           0            0            4             0
iv.  Total Loans                    109           18           1            0           16             1



                                                                                                    Charge
                                   30-59         60-89        90-119        120+      Repo         Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Principal Balance as a % of Current Balance

i.   Prime Loans                    0.24%        0.02%        0.00%          0.00%      0.03%        0.02%
ii.  Non-Prime Loans                1.42%        0.22%        0.02%          0.00%      0.19%        0.00%
iii. Sub-Prime Loans                1.52%        0.65%        0.00%          0.00%      0.40%        0.00%
iv.  Total Loans                    0.72%        0.12%        0.01%          0.00%      0.10%        0.01%



                                                                                                    Charge
                                   30-59         60-89        90-119        120+      Repo         Offs in
                                    Days          Days         Days         Days    Inventory      Period
                                --------------------------------------------------------------------------
Number of Contracts as a % of Current Number

i.   Prime Loans                    0.27%        0.03%        0.00%          0.00%      0.04%        0.01%
ii.  Non-Prime Loans                1.46%        0.20%        0.02%          0.00%      0.18%        0.00%
iii. Sub-Prime Loans                1.91%        0.67%        0.00%          0.00%      0.45%        0.00%
iv.  Total Loans                    0.85%        0.14%        0.01%          0.00%      0.12%        0.01%


Section III.  Collection Period Activity and Current Status


C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                   775,872.20
     b.  Principal Collections                2,995,204.47

ii.  Rule of 78's Contracts
     a.  Interest Collections                   464,530.70
     b.  Principal Collections                2,212,249.91

iii. Net Liquidation Proceeds                     6,901.90
iv.  Post Disposition Recoveries                      0.00
v.   Rebates of Capitalized Insurance Premiums        0.00
vi.  Repurchase Amounts
     a.  Interest                                 1,230.66
     b.  Principal                               91,776.21

D.   Payaheads

i    Beginning Payahead Account Balance         270,289.87
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections       136,040.35
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections        74,597.87
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections        61,442.48
v.   Ending Payahead Account Balance            331,732.35

E.   Total Available

i.   Total Interest Collections               1,241,633.56
ii.  Total Principal Collections              5,306,132.49
iii. Collected Funds                          6,547,766.05

F.   Month End Pool Balance

i.   Beginning Pool Balance                 126,318,061.89
ii.  Principal Collections                    5,306,132.49
iii. Realized and Cram-Down Losses                7,085.40
iv.  Month End Pool Balance                 121,004,844.00


Section IV.   Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1%                   62,988.85
     b.  Non-prime Receivables @ 1.5%            55,029.83
     c.  Sub-prime Receivables @ 2%              11,179.29
     d.  Total Servicing Fee                    129,197.97
     e.  Total Receivables @ 1.25%              131,581.31

ii.  Base Servicing Fee (Less of id and ie)     129,197.97
iii. Previous Servicing Fee Shortfall                 0.00
iv.  Excess Servicing Fee                             0.00
v.   Previous Excess Servicing Fee Shortfall          0.00
vi.  Total Excess Servicing Fee                       0.00
vii. Supplemental Servicing Fee                  45,833.52
viii.Supplemental Servicing Fee Shortfall             0.00
ix.  Total Supplemental Servicing Fee            45,833.52

B.   Surety Fee

i.   Surety Fee Rate                                 0.15%
ii.  Base Surety Fee                             15,789.76
iii. Previous Surety Fee Shortfall                    0.00
iv.  Total Surety Fee Due                        15,789.76



                                    Bond        Number of    Current    Previous   Accrued       Total Bond
                                Interest Rate   Days In     Interest    Interest   Interest       Interest
                                                Period                  Shortfall     on            Due
                                                                                   Interest
                                                                                   Shortfall
                                ------------------------------------------------------------------------
C.   Bond Interest

i.   Class-A-1 Notes                5.50%         30       476,318.62     0.00       0.00        476,318.62
ii.  Class A-2 Notes                5.65%         30       105,438.42     0.00       0.00        105,438.42
iii  Total                          5.58%         30       581,757.03     0.00       0.00        581,757.03


D.   Bond Principal

i.   Beginning Note Balance                   126,318,061.89
ii.  Current Pool Balance                     121,004,844.00
iii. Principal Distributable Amount             5,313,217.89

E.   Total Required Distributions                 726,744.76
F.   Total Available Funds                      6,547,766.05
G.   Required Distribution Shortfall                    0.00
H.   Cash Available in Spread Account           1,808,303.92
I.   Reserve Account Draw                               0.00
J.   Payment Provider Commitment                5,770,779.79
K.   Payment Provider Required Payment Amount           0.00
L.   Surety Draw                                        0.00
M.   Insurer Optional Deposit                           0.00
N.   Total Cash Available for Distributions     6,547,766.05


Section V.    Waterfall for Distributions

 A.  Total Available Funds                      6,547,766.05


                                                                Remaining Amount
                                Amount       Amount      Short-    Available for
                                  Due         Paid        fall     Distribution
                                ------------------------------------------------


B. Servicing Fee                129,197.97    129,197.97    0.00    6,418,568.08
C. Surety Fee                    15,789.76     15,789.76    0.00    6,402,778.32
D. Note Interest                581,757.03    581,757.03    0.00    5,821,021.29
E. Principal Distributable
    Amount                    5,313,217.89  5,313,217.89    0.00      507,803.40
F. Interest on Unreimbursed
    Surety Draws                      0.00          0.00    0.00      507,803.40
G. Reimbursement of Previous
    Surety Draws and Insurer
     Optional Deposits                0.00          0.00    0.00      507,803.40
H. Reserve Deposit              819,586.08    507,803.40    0.00            0.00
I. Deposit to Certificate
    Distribution Account              0.00          0.00    0.00            0.00


Section VI.  Bond
Reconciliation
                            Beginning        Principal          Ending          Interest       Interest    Interest
                             Balance           Paid             Balance            Due           Paid      Shortfall
                         -------------------------------------------------------------------------------------------

A.  Class A-1 Notes      103,924,061.89     5,313,217.89      98,610,844.00     476,318.62     476,318.62    0.00
B.  Class A-2 Notes       22,394,000.00             0.00      22,394,000.00     105,438.42     105,438.42    0.00
C.  Total                126,318,061.89     5,313,217.89     121,004,844.05     581,757.03     581,757.03    0.00



Section VI.  Spread Account
Reconciliation

 A.  Net Yield Calculations
     i.   Current Month                    5.11%
     ii.  Previous Month                   4.36%
     iii. Second Previous Month            0.00%
     iv.  Three-Month Average              4.73%
     v.   Previous Three Month
           Average                         0.00%
     vi.  Second Previous Three
           Month Average                   0.00%
 B.  Has Net Yield Trigger
     Event Occurred and Is It
     Continuing?                             NO
 C.  Has Spread Account Deposit
     Event Occurred (clauses (i)
     through (iv) or (iv))?                  NO
 D.  Has Spread Account Deposit
     Event Occurred (clause (v))?            NO
 E.  Cash Required to be on
     Deposit in Spread Account     2,627,890.00
 F.  Combined Spread Account
     and Payment Provider
     Commitment Required           7,260,290.64


D.  Allocations, Deposits and Reductions of the Spread
     Amount and the Payment Provider Commitment
                                                                                       Cash or         Payment
                                                             Amount                  Deposit in        Provider
                                                              Due          Amount   Spread Account    Commitment
                                                          ---------------------------------------------------------

   i.   Beginning Balance                                     0.00          0.00     1,808,303.92     5,770,779.79
   ii.  Deposit of Payment Provider Commitment into
         Spread Account upon  Spread Account
         Deposit Event (i-iv or vi)                           0.00          0.00     1,808,303.92     5,770,779.79
   iii. Deposit of Payment Provider Commitment into
         Spread Account upon
         Spread Account Deposit Event (v)                     0.00          0.00     1,808,303.92     5,770,779.79
   iv.  Deposit to Spread Account from Waterfall              0.00    507,803.40     2,316,107.32     5,770,779.79
   v.   Deposit To Spread Account From Supplemental
         Servicing Fee                                        0.00     45,833.52     2,361,940.84     5,770,779.79
   vi.  Deposit To Spread Account From Excess
         Servicing Fee                                        0.00          0.00     2,361,940.84     5,770,779.79
   vii. Release from Spread Account when Net Yield
         Trigger Event Has Not
         Occurred or Has Been Deemed Cured                    0.00          0.00     2,361,940.84     5,770,779.79
   viii.Release from Spread Account when Net Yield
         Trigger Event Has
         Occurred and Has Not Been Deemed Cured               0.00          0.00     2,361,940.84     5,770,779.79
    ix. Reduction of Payment Provider Commitment when
         Net Yield Trigger
         Event Not Occurred or Deemed Cured                   0.00    872,429.99     2,361,940.84     4,898,349.80
   x. Withdrawal from Spread Account and/or Payment
         Provider Commitment
         for Insurer Optional Deposit                         0.00          0.00     2,361,940.84     4,898,349.80
   xi. Supplemental Servicing Fee                        88,338.46          0.00     2,361,940.84     4,898,349.80
   xii.Excess Servicing Fee                                   0.00          0.00     2,361,940.84     4,898,349.80
   ix. Reduction of Payment Provider Commitment when
        Net Yield Trigger
        Event Has Occurred and Not Deemed Cured               0.00          0.00     2,361,940.84     4,898,349.80

Section VII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Draws                   0.00
B.  Interest Rate on Outstanding (PRIME + 1%)              9.00%
C.  Current Interest Accrued on Outstanding Draws          0.00
D.  Interest Paid on Unreimbursed Draws                    0.00
E.  New Surety Bond Draws                                  0.00
F.  Reimbursement of Previous Surety Draws                 0.00
G.  Unreimbursed Surety Draws                              0.00
H.  Previous Unreimbursed Insurer Optional Deposits        0.00
I.  New Insurer Optional Deposit                           0.00
J.  Reimbursement of Previous Insurer
     Optional Deposits                                     0.00
K.  Unreimbursed Insurer Optional Deposits                 0.00


Section VIII.  Historical Portfolio Performance

                                  Previous        Current        Current
                                   Period         Period         Period
                                 Cumulative     Charge-Offs     Prepayment
                                 Charge Offs                     Speed
                                ------------------------------------------------
i.   Prime Loans                   0.00         13,987.31         1.5812%
ii.  Non-Prime Loans               0.00              0.00         1.5459%
iii. Sub-Prime Loans               0.00              0.00         1.6065%
iv.  Total Loans                   0.00         13,987.31         1.5949%






/s/ Harold E. Miller               /s/ Ronald L. Burrows
--------------------------        -----------------------
Harold E. Miller, Jr.             Ronald L. Burrows
Executive V.P., C.O.O             Vice President